UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 28, 2005
Kellogg Company
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-4171	38-0710690
(Commission File Number)	(IRS Employer Identification Number)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of Principal Executive Offices, Including Zip Code)
269-961-2000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Agency Agreement dated November 28, 2005
Canadian Guarantee dated November 28, 2005

Item 1.01. Entry into a Material Definitive Agreement.
(a). In connection with the transaction described in Item 2.03(a) below, the description of which is incorporated in this Item 1.01, Kellogg Company entered into an Agency Agreement (the “Agency Agreement”) and a Guarantee (the Euro Guarantee”) on November 28, 2005, covering Euro 550,000,000 in aggregate principal amount of Guaranteed Floating Rate Notes due 2007 issued by a wholly-owned subsidiary. The Agency Agreement is filed herewith as Exhibit 4.1 and the form of the Euro Guarantee is attached as Schedule 3 to the Agency Agreement, both of which are incorporated by reference in their entirety into this Item and Item 2.03 below.
(b). In connection with the transaction described in Item 2.03(b) below, the description of which is incorporated in this Item 1.01, Kellogg Company entered into a Guarantee on November 28, 2005 (the “Canadian Guarantee”), covering short-term, unsecured promissory notes issued by a wholly-owned Canadian subsidiary, under a program (the “Canadian Program”) which limits the aggregate principal amount of such notes outstanding to US $300,000,000 or the equivalent in Canadian dollars. The Canadian Guarantee is filed herewith as Exhibit 4.2 and is incorporated by reference in its entirety into this Item and Item 2.03 below.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
(a) On November 28, 2005, a wholly-owned subsidiary of Kellogg Company issued Euro 550,000,000 in aggregate principal amount of Guaranteed Floating Rate Notes due 2007 (the “Euro Notes”) under the Agency Agreement. The Euro Notes are unconditionally and irrevocably guaranteed by Kellogg Company. The Euro Notes were issued and sold in transactions outside of the United States in reliance on Regulation S of the Securities Act of 1933, as amended. The proceeds from the offering will be used primarily for the payment of dividends pursuant to the American Jobs Creation Act and the purchase of stock of other direct or indirect subsidiaries of Kellogg Company, as well as for other general corporate purposes.
The Euro Notes are in bearer form, generally bear interest quarterly in arrears at a rate of 0.12% per annum above three month EURIBOR for each interest period and mature on May 28, 2007. The Euro Notes may be redeemed in whole or in part at par on interest payment dates in 2006 and 2007 and may also be redeemed in whole at par upon certain changes in tax laws or regulations (or certain changes in the application or interpretation of those laws or regulations). The Euro Notes will initially be represented by a temporary global note and interests in such note will be exchangeable for interests in a permanent global note in specified circumstances. The forms of the definitive Euro Notes (and coupons) are attached as Schedule 2, Part 2 of Exhibit 4.1 and are incorporated in their entirety into this Item and Item 1.01 above.
The Euro Notes contain customary covenants that limit the ability of Kellogg Company and its Restricted Subsidiaries (as defined therein) to (i) create or incur liens on Principal Property (as defined therein) which secure indebtedness for borrowed money and (ii) enter into sale and lease-back transactions involving Principal Property.
The Euro Notes are subject to acceleration upon occurrence of any of the following events of default: (i) a default in paying principal or interest due on any of the Euro Notes, if such default continues for seven days in the case of principal or thirty days in the case of interest; (ii) Kellogg Company or its wholly-owned subsidiary failing to perform or observe any condition in the Euro Notes or the Guarantee and the failure continuing for ninety days after service of notice; (iii) certain acts of bankruptcy, insolvency or reorganization; (iv) if the Guarantee ceases to be, or is claimed by Kellogg Company not to be, in full force and effect; or (v) the wholly-owned subsidiary ceases to be a direct or indirect majority-owned and –controlled subsidiary of Kellogg Company.
(b) Short term promissory notes began to be issued under the Canadian Program on November 28, 2005, in transactions outside of the United States in reliance on Regulation S of the Securities Act of 1933, as amended. The weighted average interest rate on those notes issued on November 28, 2005 was 3.3707% and the notes mature not more than one year from the date of issue. The notes are unconditionally guaranteed by Kellogg Company. The proceeds from the sale of the notes will be used primarily for the payment of dividends and the purchase of stock of other direct or indirect subsidiaries of Kellogg Company, as well as for other general corporate purposes.
Item 9.01. Financial Statements and Exhibits.
Exhibit 4.1 Agency Agreement dated November 28, 2005 between Kellogg Europe Company Limited, Kellogg Company, HSBC Bank PLC and HSBC Institutional Trust Services (Ireland) Limited.
Exhibit 4.2 Canadian Guarantee dated November 28, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kellogg Company (Registrant)

Date: November 30, 2005	By:	/s/ Jeffrey M. Boromisa

Name: Jeffrey M. Boromisa
Title: Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX
Exhibit 4.1 Agency Agreement dated November 28, 2005 between Kellogg Europe Company Limited, Kellogg Company, HSBC Bank PLC and HSBC Institutional Trust Services (Ireland) Limited.
Exhibit 4.2 Canadian Guarantee dated November 28, 2005.